Exhibit 107.1

Calculation of Filing Fee Table
Form S-8
(Form Type)

Materialise NV
(Exact name of Registration as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title(1)	File Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no nominal value per share	Rule 457(c) and Rule 457(h)	500,000	$4.54	$2,267,500.00	$0.00015310	$347.15
Total Offering Amounts					$2,267,500.00		$347.15
Total Fee Offsets							$347.15
Net Fee Due							$0.00

(1)	These ordinary shares with no nominal value per share (“Ordinary Shares”) of Materialise NV (the “Registrant”) may be represented by American Depositary Shares (“ADS”). Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-196734).

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares that become issuable under the Registrant’s Warrants Plan 2023 (the “2023 Plan”) by reason of any stock split, capital increase or decrease or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices for the ADSs as reported by the Nasdaq Global Select Market on April 15, 2025.

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Materialise NV	F-3	333-258949	8/20/2021		$347.15	Unallocated (Universal) Shelf (1)	(1)	(1)	$250,000,000
Fees Offset Sources	Materialise NV	F-3	333-258949		8/20/2021						$27,275

(1)	The Registrant previously paid filing fees of $27,275 in connection with the registration statement on Form F-3 (Registration No. 333-258949) initially filed on August 20, 2021, relating to the registration of $250,000,000 maximum aggregate offering price of unallocated securities (all of which remain unsold as of the date hereof, and which unsold securities have been withdrawn from registration). Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting the entire filing fee of $347.15 due in connection with the filing of this registration statement against the $27,275 filing fee previously paid.